UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	001- 41729	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras Kuala Lumpur, Malaysia 55200
(Address of principal executive offices)

+603-91339688

(Registrant’s telephone number, including area code)

 ____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Ordinary Share, $0.0001 par value, one-half of one redeemable Warrant to acquire one Ordinary Share, and one Right to acquire one-tenth of one Ordinary Share	BUJAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	BUJA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	BUJAW	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-tenth of one Ordinary Share	BUJAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2023, the Registration Statement on Form S-1 (File No. 333-272605) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Bukit Jalil Global Acquisition 1 Ltd. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On June 30, 2023 the Company consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “Units”). Each Unit consists of one ordinary share, $0.0001 par value per share (the “Ordinary Shares”), one-half of one redeemable warrant (the “Warrant”), each whole Warrant entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share, and one right (the “Right”), each one Right entitling the holder thereof to exchange for one-tenth of one Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 424,307 units (the “Private Units”) to the Company’s sponsor, Bukit Jalil Global Investment Ltd. (the “Sponsor”). Each Private Unit consists of one Ordinary Share, one-half of one warrant (the “Private Warrants”), and one right (the “Private Rights”). The Private Units were sold at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,243,070. The Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Registration Statement.

The Company also issued to the Representative and/or its designees, 150,000 Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO. The Representative Shares are identical to the Ordinary Shares included in the Units, except that the Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). In addition, the Representative has agreed, and will cause any transferee of the Representative Shares to agree, (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial business combination and a shareholder vote to approve an amendment to the provisions of the Company’s amended and restated articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of our public shares if the Company does not complete the Company’s initial business combination by June 30, 2024, or up to December 30, 2024 if extended and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the prescribed timeline as provided in the Company’s amended and restated articles of association.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated June 27, 2023, between the Company and A.G.P. / Alliance Global Partners, the representative of the underwriters of the IPO (the “Representative”);

●	a Warrant Agreement, dated June 27, 2023, between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent;

●	a Rights Agreement, dated June 27, 2023, between the Company and CST, as rights agent;

●	a Private Units Purchase Agreement, dated June 27, 2023, between the Company and the Sponsor;

●	a Securities Transfer Agreement, dated April 12, 2023·, among the Company, the Sponsor and certain directors of the Company;

●	an Investment Management Trust Agreement, dated June 27, 2023, between the Company and CST, as trustee;

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●	an Escrow Agreement, dated June 27, 2023, among the Company, CST, and certain shareholders named therein;

●	a Registration Rights Agreement, dated June 27, 2023, between the Company, the Sponsor and certain other security holders of the Company;

●	a Letter Agreement, dated June 27, 2023, between the Company, the Sponsor and certain security holders named therein;

●	an Indemnity Agreement, dated June 27, 2023, among the Company and the officer and directors of the Company; and

●	an Administrative Service Agreement, dated June 27, 2023, between the Company and the Sponsor.

The Underwriting Agreement is included as Exhibit 1.1, the Warrant Agreement is included as Exhibit 4.1 and the Rights Agreement is included as Exhibit 4.2, the Private Units Purchase Agreement, Securities Transfer Agreement, Investment Management Trust Agreement, the Escrow Agreement, the Registration Rights Agreement, the Letter Agreement, the Indemnity Agreement and the Administrative Service Agreement are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, and 10.8, respectively, hereto, and each of such exhibits is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 424,307 Private Units to the Sponsor at a purchase price of $10.00 per unit, generating gross proceeds to the Company of $4,243,070. The Private Units are identical to the Units issued in the IPO, subject to limited exceptions as further described in the Registration Statement. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2023, in connection with the effectiveness of the Registration Statement, Ms. Bee Lian Ooi and Messrs. Phui Lam Lee and Suwardi Bin Hamzah Syakir became directors of the Company. In addition, the board of directors was classified and the term of office of each of the directors shall expire as follows: Class I, with a term expiring at the first annual general meeting — Suwardi Bin Hamzah Syakir; Class II, with a term expiring at the second annual general meeting — Bee Lian Ooi and Phui Lam Lee; and Class III, with a term expiring at the third annual general meeting — Seck Chyn “Neil” Foo.

The board has determined that each of Ms. Bee Lian Ooi and Messrs. Phui Lam Lee and Suwardi Bin Hamzah Syakir are independent directors under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934 (“Exchange Act”), and has determined that Mr. Hamzah Syakir qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Ms. Ooi and Messrs. Lee and Hamzah Syakir will serve as members of the audit committee, with Mr. Hamzah Syakir serving as chair of the audit committee.

Substantially concurrently with the effectiveness of the Registration Statement and closing of the IPO (including the full exercise of over-allotment option), the Sponsor transferred to Messrs. Seck Chyn “Neil” Foo, Phui Lam Lee and Suwardi Bin Hamzah Syakir and Ms. Bee Lian Ooi, 8,000, 5,000, 5,000 and 5,000 Ordinary Shares, respectively, (collectively, the “Founder Shares”) at the same price originally paid by the Sponsor for such shares, approximately $0.0174 per share, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated April 12, 2023 by and among the Company, the transferees and the Sponsor. The Company will reimburse the officers and directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

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Other than as set forth in Item 1.01 and above, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The Securities Transfer Agreement is included as Exhibit 10.2 hereto, and incorporated by reference herein.

Item 5.03 Amendments to the Memorandum and Articles of Association.

On June 26, 2023, the Company adopted and filed its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $58,362,500 from the proceeds of the IPO and the sale of the Private Units (net of transaction expenses and working capital but including $1,150,000 of the underwriter’s deferred underwriting fee pursuant to the Underwriting Agreement) were placed in the trust account. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its franchise and income taxes and expenses relating to the administration of the trust account, the proceeds from the IPO and the Private Units held in the trust account will not be released until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or redeem 100% of its public shares if the Company does not complete its initial business combination by June 30, 2024 (or up to December 30, 2024 if extended) and (c) the redemption of all of the Company’s public shares if it is unable to complete its business combination by June 30, 2024 (or up to December 30, 2024 if extended), subject to applicable law.

On June 27, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On June 30, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated June 27, 2023, among the Registrant and A.G.P. / Alliance Global Partners, as the representative of the several underwriters.

3.1	Amended and Restated Memorandum and Articles of Association, dated June 26, 2023.

4.1	Warrant Agreement, dated June 27, 2023, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.

4.2	Rights Agreement, dated June 27, 2023, between the Registrant and Continental Stock Transfer & Trust Company, as rights agent.

10.1	The Private Units Purchase Agreement dated June 27, 2023, between the Registrant and the Sponsor.

10.2	Securities Transfer Agreement, dated April 12, 2023, among the Registrant, the Sponsor, and certain directors of the Registrant.

10.3	Investment Management Trust Agreement, dated June 27, 2023, between the Registrant and Continental Stock Transfer & Trust Company, as trustee.

10.4	Escrow Agreement between the Registrant, dated June 27, 2023, Continental Stock Transfer & Trust Company and certain shareholders.

10.5	Registration Rights Agreement, dated June 27, 2023, among the Registrant and certain security holders.

10.6	Letter Agreement, dated June 27, 2023, among the Registrant and certain security holders.

10.7	The Indemnity Agreement, dated June 27, 2023, among the Registrant and the officers and directors of the Registrant.

10.8	Administrative Service Agreement, dated June 27, 2023, between the Registrant and the Sponsor.

99.1	Press Release, dated June 27, 2023.

99.2	Press Release, dated June 30, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bukit Jalil Global Acquisition 1 Ltd.

	By:	/s/ Seck Chyn Foo
	Name:	Seck Chyn Foo
	Title:	Chief Executive Officer

Date: June 30, 2023

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